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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             THE CREDIT STORE, INC.

                                    ARTICLE I

         The name of the Corporation shall be The Credit Store, Inc.

                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The registered agent of the Corporation at such address is Corporation Service Company.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

         The total number of shares of stock which this Corporation is authorized to issue is:

                  A. Common. 65,000,000 shares of Common Stock having a par value of $.001 per share;

                  B. Preferred. 965,000 shares of Preferred Stock having a par value of $.001 per share and to be issued in such series and to have such rights, preferences, and designations as determined by the Board of Directors of the Corporation;

                  C. Series A Preferred and Series B Preferred. 2,000,000 shares of Series A Preferred Stock ("Series A") having a par value of $.001 per share and 800,000 shares of Series B Preferred Stock ("Series B") having a par value of $.001 per share. Each share of Series A and Series B Preferred Stock shall have the rights, preferences and designations as set forth below and shall be on a parity with each other with respect to dividends, redemption and liquidation as described below and shall be treated as one class except with respect to voting and conversion rights as further set forth below:

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                  1. Dividends

                     (a) The holders of shares of Series A and Series B shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, dividends at the rate of five cents ($.05) per share per annum, and no more, payable in cash commencing on December 31, 1996, and thereafter on the last day of December of each year that any such shares shall be outstanding. Such dividends are prior and in preference to any declaration or payment of any distribution (as defined in Section C(1)(b) of this Article) on any other outstanding shares of preferred stock or the common stock of this Corporation. Such dividends shall accrue on each share of Series A and Series B from day to day from the date of initial issuance thereof whether or not earned or declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series A and Series B at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares before any distribution shall be paid on, or declared and set apart for any other outstanding shares of preferred stock or common stock.

                     (b) For purposes hereof, unless the context otherwise
                  requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in common stock, or the purchase or redemption of shares of this Corporation (other than redemptions set forth in Section C(2) of this Article or repurchases of common stock held by employees or consultants of this Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

                  2.  Redemption

                     (a) At any time after December 31, 2001, the Corporation
                  may, at the option of the Board of Directors, redeem all or part of the outstanding shares of the Series A and Series B Preferred Stock at the redemption price set forth in Section C(2)(b) of this Article, provided that the Corporation shall give written notice by mail, postage prepaid, to the holders of such stock to be redeemed at least twenty (20) days prior to the date specified for redemption (the Redemption Date). Such notice shall be addressed to each such shareholder at the address of such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of

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                  the Corporation is located. Such notice shall state the
                  Redemption Date, the Redemption Price (as defined in Section C(2)(b) of this Article), the number of shares of Series A and Series B Preferred Stock of such holders, treated as one class, to be redeemed and the date of termination of the right to convert the shares of Series B Preferred Stock of such holder to Series A Preferred Stock pursuant to the terms hereof and shall call upon such holder to surrender to the Corporation on the Redemption Date at the place designated in the notice such holder's redeemed stock. On or after the Redemption Date, each holder of shares of Series A and Series B Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all of the outstanding shares of Series A and Series B Preferred Stock, treated as one class, are to be redeemed, then the Corporation shall redeem a pro rata portion from each holder of such stock according to the respective number of shares of such stock held by such holder.

                     (b) Subject to the terms of Section C(2)(a) of this
                  Article, the Series A and Series B Preferred Stock may be redeemed at a cash price equal to one dollar ($1.00) per share, together with all unpaid dividends to and including the Redemption Date (the "Redemption Price"); provided, however, that payment of the Redemption Price shall be made from any funds of the Corporation legally available therefor.

                     (c) From and after the Redemption Date (unless default
                  shall be made by the Corporation in duly paying the Redemption Price in which case all the rights of the holders of such shares shall continue) the holders of the shares of the Series A and Series B Preferred Stock called for redemption shall cease to have any rights as stockholders of the Corporation except the right to receive, without interest, the Redemption Price thereof upon surrender of certificates representing the shares of such stock, and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and shall not be deemed outstanding for any purpose whatsoever.

                     (d) There shall be no redemption of any shares of Preferred
                  Stock of the Corporation where such action would be in violation of applicable law.

                  3.  Preferences on Liquidation

                     (a) In the event of any voluntary or involuntary
                  liquidation, dissolution, or winding up of the Corporation, the holders of shares of

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                  the Series A and Series B Preferred Stock then outstanding, treated as one class, shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Corporation's common stock, an amount equal to one dollar ($1.00) per share, plus all unpaid dividends thereon to the date fixed for distribution. After setting apart or paying in full the preferential amounts due the holders of the Series A and Series B Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed exclusively to the holders of common stock, each such issued and outstanding share of common stock entitling the holder thereof to receive an equal proportion of said remaining assets. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Series A and Series B Preferred Stock the full amounts to which they respectively shall be entitled, the holders of such stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. The merger or consolidation of the Corporation into or with another corporation in which the Corporation shall not survive and the shareholders of the Corporation shall own less than 50 percent of the voting securities of the surviving corporation or the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this paragraph.

                     (b) In the event of any voluntary or involuntary
                  liquidation, dissolution, or winding up of the Corporation, the Corporation shall, within ten (10) days after the date the Board of Directors approves such action, or within twenty (20) days prior to any shareholder's meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series A and Series B Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the holders of shares of Series A and Series B Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Series A and Series B Preferred Stock of such material change.

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                     The Corporation shall not consummate any voluntary or
                  involuntary liquidation, dissolution, or winding up of the Corporation before the expiration of twenty (20) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided that any such twenty-day or ten-day period may be shortened upon the written consent of the holders of a majority of the outstanding shares of Series A and Series B Preferred Stock.

                     (c) In the event of any voluntary or involuntary
                  liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Series A and Series B Preferred Stock and the holders of shares of common stock (it being understood that with respect to the valuation of securities, the Corporation shall engage such appraiser as shall be approved by the holders of a majority of shares of the Corporation's outstanding Series A and Series B Preferred Stock). The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series A and Series B Preferred Stock of the appraiser's valuation.

                  4.  Voting Rights

                     (a) Except as otherwise required by law or by the
                  certificate of incorporation of the Corporation, based on the number of shares of the Corporation's capital stock outstanding upon the date of issuance, the outstanding shares of Series A Preferred Stock, regardless of the number of such shares outstanding and as long as at least one of such shares is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Preferred Stock. The 80% vote to which the outstanding shares of Series A Preferred Stock is entitled shall be subsequently diluted in voting rights if and to the extent the Corporation issues other shares of capital stock for value after the date of initial issuance of shares of Series A Preferred Stock.

                     (b) Each outstanding share of Series B Preferred Stock
                  shall entitle the holder thereof to one vote on all matters as to which holders

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                  of common stock shall be entitled to vote in addition to the right to vote upon any matters described herein.

                     5. Conversion Rights of Series B

                     At any time after December 31, 2001, the holders of
                  outstanding shares of Series B Preferred Stock, at their option, may convert said shares, all or in part, on a share for share basis, to shares of Series A Preferred Stock by notifying the Corporation in writing and by surrendering the certificates representing the Series B Preferred Stock. Said conversion shall be deemed to be effective on the 20th day after written notice of conversion has been received by the Corporation. The shares of Series A Preferred Stock issued in exchange for the Series B Preferred Stock shall entitle the holder thereof to the same accrued dividend rights as were in existence with respect to the converted Series B Preferred Stock.

                     6. Negative Covenants

                     This Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this section and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A and Series B Preferred Stock against impairment.

                     7. Status

                     In case any outstanding shares of Series A and Series B
                  Preferred Stock shall be redeemed or converted, the shares so redeemed shall be deemed to be permanently canceled and shall not resume the status of authorized but unissued shares of Series A and Series B Preferred Stock, respectively.

                     8. Changes Affecting Series A and Series B

                     So long as any shares of Series A and Series B Preferred
                  Stock are outstanding, the Corporation shall not (i) alter or change any of the powers, preferences, privileges, or rights of the Series A or Series B Preferred Stock; or (ii) amend the provisions of this Section C(8); or (iii) create any new class or series of shares having preferences prior to or being on a parity with the Series A or Series B Preferred Stock as to dividends or liquidations; in each case, without first obtaining the approval by vote or written consent in the manner provided by law, of the holders of at least a majority of the total number of

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                  outstanding shares of each particular series of preferred
                  stock, both Series A and Series B, each voting separately as to its own class, as to changes affecting that series, and together, both Series A and Series B treated as one class.

                  D. Series C Preferred. 5,000 shares of Series C Preferred Stock ("Series C") having a par value of $.001 per share with the rights, preferences and designations set forth below:

                     1. Dividends.

                     (a) Subject to the right of the holders of the
                  Corporation's Series A and Series B Preferred Stock in respect of dividend rights to receive a preferential dividend, the holders of shares of Series C Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, dividends at the rate of six percent (6%) per share per annum, and no more, payable in cash commencing on December 31, 1997, and thereafter on the last day of December of each year that any such shares shall be outstanding. Such dividends on the Series C Preferred Stock are prior and in preference to any declaration or payment of any distribution (as defined in Section D(1)(b) of this Article) on any other outstanding shares of Preferred Stock (other than Series A and Series B Preferred Stock) or the common stock of this Corporation. Such dividends shall accrue on each share of Series C Preferred Stock from day to day from the date of initial issuance thereof whether or not earned or declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series C Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares before any distribution shall be paid on, or declared and set apart for any other outstanding shares of Preferred Stock (other than Series A and Series B Preferred Stock) or common stock.

                     (b) For purposes of this Section D, unless the context
                  otherwise requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in common stock, or the purchase or redemption of shares of the Corporation (other than redemptions set forth in Section D(2) of this Article or repurchases of common stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

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                  2.  Redemption.

                     (a) At any time after December 31, 1998, the Corporation
                  may, at the option of the Board of Directors, redeem all or part of the outstanding shares of the Series C Preferred Stock at the redemption price set forth in Section D(2)(b) of this Article, provided that the Corporation shall give written notice by mail, postage prepaid, to the holders of such stock to be redeemed at least twenty (20) days prior to the date specified for redemption (the "Redemption Date"). Such notice shall be addressed to each such stockholder at the address of such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the Corporation is located. Such notice shall state the Redemption Date, the Redemption Price (as defined in Section D(2)(b) below), the number of shares of Series C Preferred Stock of such holders to be redeemed and shall call upon such holder to surrender to the Corporation on the Redemption Date at the place designated in the notice such holder's redeemed stock. On or after the Redemption Date, each holder of shares of Series C Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all of the outstanding shares of Series C Preferred Stock are to be redeemed, then the Corporation shall redeem a pro rata portion from each holder of such stock according to the respective number of shares of such stock held by such holder.

                     (b) Subject to the terms of Section D(2)(a) of this
                  Article, the Series C Preferred Stock may be redeemed at a cash price equal to one thousand dollars ($1,000.00) per share, together with all unpaid dividends to and including the Redemption Date (the "Redemption Price"); provided, however, that payment of the Redemption Price shall be made from any funds of the Corporation legally available therefor.

                     (c) From and after the Redemption Date (unless default
                  shall be made by the Corporation in duly paying the Redemption Price in which case all the rights of the holders of such shares shall continue), the holders of the shares of the Series C Preferred Stock called for or requesting redemption shall cease to have any rights as stockholders of the Corporation, except the right to receive, without interest, the Redemption Price thereof upon surrender of certificates representing the shares of such stock, and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of

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                  the Corporation and shall not be deemed outstanding for any purpose whatsoever.

                     (d) There shall be no redemption of any shares of Series C
                  Preferred Stock of the Corporation where such action would be in violation of applicable law.

                  3. Preferences on Liquidation.

                     (a) Subject to Section D(7) of this Article, in the event
                  of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series C Preferred Stock then outstanding, shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Corporation's common stock, an amount equal to one thousand dollars ($1,000.00) per share, plus all unpaid dividends thereon to the date fixed for distribution. After setting apart or paying in full the preferential amounts due the holders of the Series C Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed exclusively to the holders of common stock, each such issued and outstanding share of common stock entitling the holder thereof to receive an equal proportion of said remaining assets. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series C Preferred Stock the full amounts to which they respectively shall be entitled, the holders of such stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. The merger or consolidation of the Corporation into or with another corporation in which the Corporation shall not survive and the shareholders of the Corporation shall own less than fifty percent (50%) of the voting securities of the surviving corporation or the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this paragraph.

                     (b) In the event of any voluntary or involuntary
                  liquidation, dissolution, or winding up of the Corporation, the Corporation shall, within ten (10) days after the date the Board of Directors approves such action, or within twenty (20) days prior to any stockholder's meeting

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                     called to approve such action, or within twenty (20) days
                     after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series C Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the holders of shares of Series C Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Series C Preferred Stock of such material change. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation before the expiration of twenty (20) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided that any such twenty-day or ten-day period may be shortened upon the written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock.

                        (c) In the event of any voluntary or involuntary
                     liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Series A, Series B and Series C Preferred Stock and the holders of shares of common stock (it being understood that with respect to the valuation of securities, the Corporation shall engage such appraiser as shall be approved by the holders of a majority of shares of the Corporation's outstanding Preferred Stock). The Corporation shall, upon receipt of such appraiser s valuation, give prompt written notice to each holder of shares of Series C Preferred Stock of the appraiser's valuation.

                  4. Voting Rights.

                     Except as otherwise required by law, the holders of the
                  Series C Preferred Stock shall not be entitled to vote upon any matter relating to the business or affairs of the Corporation or for any other purpose.

                  5. Negative Covenants.

                     The Corporation will not, by amendment of this Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in

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

                  good faith assist in the carrying out of all the provisions of this paragraph and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series C Preferred Stock against impairment.

                     6. Status.

                     In case any outstanding shares of Series C Preferred Stock shall be redeemed, the shares so redeemed shall be deemed to be permanently canceled and shall not resume the status of authorized but unissued shares of Series C Preferred Stock.

                     7. Ranking, Changes Affecting Series C.

                        (a) The Series C Preferred Stock shall, with respect to
                     dividend rights and rights on liquidation, winding up and dissolution, (i) rank senior to any of the Corporation's common stock and any other class or series of stock of the Company which by its terms shall rank junior to the Series C Preferred Stock, and (ii) rank junior to the Company's Series A and Series B Preferred Stock and any other class or series of stock of the Company which by its terms shall rank senior to the Series C Preferred Stock.

                        (b) So long as any shares of Series C Preferred Stock
                     are outstanding, the Corporation shall not (i) alter or change any of the powers preferences, privileges, or rights of the Series C Preferred Stock; or (ii) amend the provisions of this Section D(7); or (iii) authorize or issue any new class or series of shares having preferences prior to or being on a parity with the Series C Preferred Stock as to dividends or liquidations; in each case, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the outstanding shares of Series C Preferred Stock, as to changes affecting the Series C Preferred Stock.


                  E. Series D Preferred. 10,000 shares of Series D Preferred Stock ("Series D") having a par value of $.001 per share and a stated value of one thousand dollars ($1,000.00) per share (the "Series D Stated Value"), with the rights, preferences and designations set forth below:

                     1. Dividends.

                        (a) The holders of shares of Series D Preferred Stock
                     shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, dividends

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

                  calculated on the Series D Stated Value per share at the rate of eight percent (8%) per share per annum, and no more, payable in cash commencing on December 31, 1998, and thereafter on the last day of December of each year that any such shares shall be outstanding. Such dividends on the Series D Preferred Stock are prior and in preference to any declaration or payment of any distribution (as defined in Section E(1)(b) of this Article) on any other outstanding shares of Preferred Stock or the common stock of this Corporation. Such dividends shall accrue on each share of Series D Preferred Stock from day to day from the date of initial issuance thereof whether or not earned or declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series D Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares before any distribution shall be paid on, or declared or set apart for any other outstanding shares of Preferred Stock or common stock.

                     (b) For purposes hereof, unless the context otherwise
                  requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in common stock, or the purchase or redemption of shares of the Corporation (other than redemptions set forth in Section E(2) below or repurchases of common stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

                  2. Redemption.

                     (a) The Corporation may, at the option of the Board of
                  Directors, redeem all or part of the outstanding shares of the Series D Preferred Stock at the redemption price set forth in Section E(2)(b) below, provided that the Corporation shall give written notice by mail, postage prepaid, to the holders of such stock to be redeemed at least twenty (20) days prior to the date specified for redemption (the "Redemption Date") and provided further that such holders may, at any time prior to the Redemption Date, convert their shares of Series D Preferred Stock pursuant to the provisions of Section E(5) of this Article. Such notice shall be addressed to each such stockholder at the address of such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the Corporation is located. Such notice shall state the Redemption Date, the Redemption Price (as defined in Section E(2)(b)

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

                  of this Article), the number of shares of Series D Preferred Stock of such holders to be redeemed and shall call upon such holder to surrender to the Corporation on the Redemption Date at the place designated in the notice such holder's redeemed stock. On or after the Redemption Date, each holder of shares of Series D Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all of the outstanding shares of Series D Preferred Stock are to be redeemed, then the Corporation shall redeem a pro rata portion from each holder of such stock according to the respective number of shares of such stock held by such holder.

                     (b) Subject to the terms of Section E(2)(a) above, the
                  Series D Preferred Stock may be redeemed at a cash price equal to one thousand dollars ($1,000.00) per share, together with all unpaid dividends to and including the Redemption Date (the "Redemption Price"); provided, however, that payment of the Redemption Price shall be made from any funds of the Corporation legally available therefor.

                     (c) From and after the Redemption Date (unless default
                  shall be made by the Corporation in duly paying the Redemption Price in which case all the rights of the holders of such shares shall continue), the holders of the shares of the Series D Preferred Stock called for or requesting redemption shall cease to have any rights as stockholders of the Corporation, except the right to receive, without interest, the Redemption Price thereof upon surrender of certificates representing the shares of such stock, and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and shall not be deemed outstanding for any purpose whatsoever.

                     (d) There be no redemption of any shares of Series D
                  Preferred Stock of the Corporation where such action would be in violation of applicable law.

                  3. Preferences on Liquidation.

                     (a) Subject to Section E(8) of this Article, in the event
                  of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series D Preferred Stock then outstanding, shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Corporation's common stock, an amount equal to one thousand dollars ($1,000.00) per share, plus all unpaid dividends thereon to the date fixed for distribution. After setting apart or paying in full the preferential amounts due the holders of the Series D Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed first to the holder of the Corporation's Series A, Series B, and Series C Preferred Stock in accordance with the liquidation preferences of each such Series and then to the holders of common stock, each such issued and outstanding share of common stock entitling the holder thereof to receive an equal proportion of said remaining assets. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series D Preferred Stock the full amounts to which they respectively shall be entitled, the holders of such stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. The merger or consolidation of the Corporation into or with another corporation in which the Corporation shall not survive and the stockholders of the Corporation shall own less than fifty percent (50%) of the voting securities of the surviving corporation or the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this paragraph.

                     (b) In the event of any voluntary or involuntary
                  liquidation dissolution, or winding up of the Corporation, the Corporation shall, within ten (10) days after the date the Board of Directors approves such action, or within twenty (20) days prior to any stockholder's meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series D Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of Series D Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Series D Preferred Stock of such material change. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation before the expiration of twenty (20) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later, provided that any such twenty-day or ten-day period may be shortened upon the written consent of the holders of a majority of the outstanding shares of Series D Preferred Stock.

                     (c) In the event of any voluntary or involuntary
                  liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Series A, Series B, Series C, and Series D Preferred Stock and the holders of shares of common stock (it being understood that with respect to the valuation of securities, the Corporation shall engage such appraiser as shall be approved by the holders of a majority of shares of the Corporation's outstanding Preferred Stock). The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series D Preferred Stock of the appraiser's valuation.

                  4. Voting Rights.

                     Except as otherwise required by law, the holders of the Series D Preferred Stock shall not be entitled to vote upon any matter relating to the business or affairs of the Corporation or for any other purpose.

                  5. Conversion.

                     (a) Subject to and upon compliance with the provisions of
                  Section E(5)(b) below, the holder of any shares of Series D Preferred Stock shall have the right, at such holder's option, at any time (and from time to time) prior to May 31, 2001, to convert any of such shares into that number of fully paid and nonassessable shares of common stock (calculated as to each conversion to the nearest 1/100th of a share) equal to the Conversion Rate (as defined below) multiplied by the number of shares of Series D Preferred Stock to be converted pursuant to this Section E(5)(a) by surrendering the certificate or certificates representing shares to be converted in the manner provided in Section E(5)(b) below. The "Conversion Rate" per share of Series D Preferred Stock shall be Three Hundred Eighty (380) shares of common stock for each share of Series D Preferred Stock. If for any reason the Corporation has not paid any portion of the unpaid accrued or declared dividends on the shares of Series D Preferred Stock being converted, such dividends shall be converted into an additional number of shares of common stock determined by dividing the amount of the unpaid dividends by 2.625.

                         (b) (i) In order to exercise the optional conversion
                     privilege pursuant to Section E(5)(a) above, the holder of each share to be converted shall deliver to the Corporation during regular business hours, at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates representing the shares to be converted, duly endorsed or assigned in blank (or to the Corporation if so requested), accompanied by written notice stating that the holder elects to convert such shares. Unless the shares of common stock issuable upon conversion are to be issued in the same name as the name in which the shares of Series D Preferred Stock are registered, each share surrendered for conversion shall be accompanied by an instrument of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and by funds in an amount sufficient to pay any transfer or similar tax.

                         (ii) As promptly as practicable after the surrender by
                     a holder of the certificate or certificates representing shares in accordance with this Section E(5)(b), the Corporation shall issue and shall deliver to the holder a certificate or certificates for the number of full shares of common stock issuable upon the conversion of those shares in accordance with the provisions of this Section E(5), and a certificate representing any shares of Series D Preferred Stock that were represented by the certificate or certificates surrendered to the Corporation in connection with such conversion but were not converted. Any fractional interest in respect of a share of common stock arising out of such conversion shall be settled as provided in Section E(5)(c) below. The Corporation shall pay all expenses, taxes (other than stock transfer taxes) and other charges required to be paid by the Corporation in order to issue the shares of common stock pursuant to this Section (5)(b).

                         (iii) Conversion shall be deemed to have been effected
                     with respect to conversion pursuant to Section E(5)(a) above, on the date on which all of the conditions specified in Section E(5)(b)(i) above have been satisfied (the "Series D Conversion Date"), and the person or persons in whose name or names any certificate or certificates for shares of common stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of common stock represented by those certificates on the Series D Conversion Date, unless the stock transfer books of the Corporation shall be closed on the Series D Conversion Date, in which case such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open. All shares of common stock delivered upon conversion of the shares of Series D Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Series D Preferred Stock to be converted, such shares no longer shall be deemed to be outstanding and all rights of a holder with respect to the shares surrendered for conversion shall immediately terminate except the right to receive the common stock as provided herein.

                     (c) No fractional shares or securities representing
                  fractional shares of common stock shall be issued upon conversion of the shares of Series D Preferred Stock. Any fractional interest in a share of common stock resulting from conversion of a share shall be paid in cash (computed to the nearest cent) based upon the fair market value of a share of common stock on the Series D Conversion Date, as determined in good faith by the Board of Directors in the exercise of its reasonable business judgment.

                     (d) In the event the outstanding shares of common stock
                  shall be split, subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of common stock, and in the event that the Corporation shall issue shares of common stock by way of a stock dividend or other distribution to the holders of common stock, the number of shares of common stock into which each issued and outstanding share of Series D Preferred Stock shall be convertible immediately prior to such split, subdivision, stock dividend, combination or consolidation shall, concurrently with the effectiveness of such split, subdivision, stock dividend, combination or consolidation be increased or decreased proportionately.

                     (e) Subject to the notice requirements of this Section
                  E(5)(e), if the Corporation shall be a party to any transaction that involves any consolidation or merger of the Corporation with or into another corporation, or any sale of all or substantially all of the assets of the Corporation to another corporation, and which is effected in such a way that the holders of common stock shall be entitled to receive cash, stock, securities or other assets with respect to or in exchange for common stock, then the right to convert the shares of Series D Preferred Stock shall terminate at the close of business on the date as of which the holders of common stock of record shall be entitled to exchange their shares of common stock for cash, securities or other assets deliverable upon such consolidation, merger or sale of all or substantially all of the assets of the Corporation. In case the Corporation shall enter into any agreement or understanding or the Board of Directors shall adopt any resolution authorizing or proposing any transaction of the type described in this Section E(5)(e), then in any such event the Corporation promptly shall cause to be mailed, by registered or certified mail, postage prepaid, to the holders of shares of Series D Preferred Stock at each such holder's last address appearing on the records of the Corporation, twenty (20) days prior to the date on which the Corporation closes its books or takes a record for determining rights to vote with respect to any consolidation, merger or sale, a notice of such agreement, understanding or resolution stating the expected record date for determining holders of common stock entitled to exchange their shares with respect to a transaction described in this Section E(5)(e); provided, however, that the Corporation shall not be liable or responsible if the actual dates of any such events shall be different from the expected dates set forth in such notice.

                     (f) The Corporation shall at all times reserve and keep
                  available out of its authorized and unissued common stock, solely for the purpose of effecting the conversion of shares of Series D Preferred Stock, such number of shares of common stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series D Preferred Stock. The Corporation shall, from time to time, subject to and in accordance with applicable law, increase the authorized shares of common stock if at any time the number of authorized shares of common stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding shares of Series D Preferred Stock.

                  6. Negative Covenants.

                  The Corporation will not, by amendment of the Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section E(6) and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series D Preferred Stock against impairment.

                     7. Status.

                     In case any outstanding shares of Series D Preferred Stock shall be redeemed, the shares so redeemed shall be deemed to be permanently canceled and shall not resume the status of authorized but unissued shares of Series D Preferred Stock.

                     8. Ranking: Changes Affecting Series D.

                        (a) The Series D Preferred Stock shall, with respect to
                     dividend rights and rights on liquidation, winding up and dissolution, (i) rank senior to any of the Corporation's common stock, the Company's Series A, Series B and Series C Preferred Stock and any other class or series of stock of the Company which by its terms shall rank junior to the Series D Preferred Stock, and (ii) rank junior to any class or series of stock of the Company which by its terms shall rank senior to the Series D Preferred Stock.

                        (b) So long as any shares of Series D Preferred Stock
                     are outstanding, the Corporation shall not (i) alter or change any of the powers, preferences, privileges, or rights of the Series D Preferred Stock; or (ii) amend the provisions of this Section E(8); or (iii) authorize or issue any new class or series of shares having preferences prior to or being on a parity with the Series D Preferred Stock as to dividends or liquidations; in each case, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the outstanding shares of Series D Preferred Stock, as to changes affecting the Series D Preferred Stock.

                  F. Series E Preferred. 20,000 shares of Series E Preferred Stock ("Series E") having a par value of $.001 per share and a stated value of one thousand dollars ($1,000.00) per share (the "Series E Stated Value"), with the rights, preferences and designations set forth below:

                  1. Dividends.

                     (a) The holders of shares of Series E Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, dividends calculated on the Series E Stated Value per share at the rate of eight percent (8%) per share per annum, and no more, payable in cash commencing on December 31, 1998, and thereafter on the last day of December of each year that any such shares shall be outstanding. Such dividends on the Series E Preferred Stock are prior and in preference to any declaration or payment of any distribution (as defined in Section

                  F(1)(b) of this Article) on any other outstanding shares of Preferred Stock or the common stock of this Corporation. Such dividends shall accrue on each share of Series E Preferred Stock from day to day from the date of initial issuance thereof whether or not earned or declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series E Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares before any distribution shall be paid on, or declared or set apart for any other outstanding shares of Preferred Stock or common stock.

                     (b) For purposes hereof, unless the context otherwise
                  requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in common stock, or the purchase or redemption of shares of the Corporation (other than redemptions set forth in Section F(2) below or repurchases of common stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

                  2. Redemption.

                     (a) The Corporation may, at the option of the Board of
                  Directors, redeem all or part of the outstanding shares of the Series E Preferred Stock at the redemption price set forth in Section F(2)(b) below, provided that the Corporation shall give written notice by mail, postage prepaid, to the holders of such stock to be redeemed at least twenty (20) days prior to the date specified for redemption (the "Redemption Date") and provided further that such holders may, at any time prior to the Redemption Date, convert their shares of Series E Preferred Stock pursuant to the provisions of Section F(5) of this Article. Such notice shall be addressed to each such stockholder at the address of such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the Corporation is located. Such notice shall state the Redemption Date, the Redemption Price (as defined in Section F(2)(b) below), the number of shares of Series E Preferred Stock of such holders to be redeemed and shall call upon such holder to surrender to the Corporation on the Redemption Date at the place designated in the notice such holder's redeemed stock. On or after the Redemption Date, each holder of shares of Series E Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all of the outstanding shares of Series E Preferred Stock are to be redeemed, then the Corporation shall redeem a pro rata portion from each holder of such stock according to the respective number of shares of such stock held by such holder.

                     (b) Subject to the terms of Section F(2)(a) above, the
                  Series E Preferred Stock may be redeemed at a cash price equal to one thousand dollars ($1,000.00) per share, together with all unpaid dividends to and including the Redemption Date (with respect to the Series E Preferred Stock, the "Redemption Price"); provided, however, that payment of the Redemption Price shall be made from any funds of the Corporation legally available therefor.

                     (c) From and after the Redemption Date (unless default
                  shall be made by the Corporation in duly paying the Redemption Price in which case all the rights of the holders of such shares shall continue), the holders of the shares of the Series E Preferred Stock called for or requesting redemption shall cease to have any rights as stockholders of the Corporation, except the right to receive, without interest, the Redemption Price thereof upon surrender of certificates representing the shares of such stock, and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and shall not be deemed outstanding for any purpose whatsoever.

                     (d) There shall be no redemption of any shares of Series E
                  Preferred Stock of the Corporation where such action would be in violation of applicable law.

                  3. Preferences on Liquidation.

                     (a) Subject to Section F(8) of this Article, in the event
                  of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series E Preferred Stock then outstanding, shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Corporation's common stock, an amount equal to one thousand dollars ($1,000.00) per share, plus all unpaid dividends thereon to the date fixed for distribution. After setting apart or paying in full the preferential amounts due the holders of the Series E Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed first to the holder of the

                  Corporation's Series A, Series B, Series C and Series D Preferred Stock in accordance with the liquidation preferences of each such Series and then to the holders of common stock, each such issued and outstanding share of common stock entitling the holder thereof to receive an equal proportion of said remaining assets. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series E Preferred Stock the full amounts to which they respectively shall be entitled, the holders of such stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. The merger or consolidation of the Corporation into or with another corporation in which the Corporation shall not survive and the stockholders of the Corporation shall own less than fifty percent (50%) of the voting securities of the surviving corporation or the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this paragraph.

                     (b) In the event of any voluntary or involuntary
                  liquidation dissolution, or winding up of the Corporation, the Corporation shall, within ten (10) days after the date the Board of Directors approves such action, or within twenty (20) days prior to any stockholder's meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series E Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of Series E Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Series E Preferred Stock of such material change. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation before the expiration of twenty (20) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later, provided that any such twenty-day or ten-day period may be shortened upon the written consent of the holders of a majority of the outstanding shares of Series E Preferred Stock.

                        (c) In the event of any voluntary or involuntary
                     liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Series A, Series B, Series C, Series D and Series E Preferred Stock and the holders of shares of common stock (it being understood that with respect to the valuation of securities, the Corporation shall engage such appraiser as shall be approved by the holders of a majority of shares of the Corporation's outstanding Preferred Stock). The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series E Preferred Stock of the appraiser's valuation.

                     4. Voting Rights.

                        Except as otherwise required by law, the holders of the
                     Series E Preferred Stock shall not be entitled to vote upon any matter relating to the business or affairs of the Corporation or for any other purpose.

                     5. Conversion.

                        (a) Subject to and upon compliance with the provisions
                     of Section F(5)(b) below, the holder of any shares of Series E Preferred Stock shall have the right, at such holder's option, at any time (and from time to time) prior to August 31, 2001, to convert any of such shares into that number of fully paid and nonassessable shares of common stock (calculated as to each conversion to the nearest 1/100th of a share) equal to the Conversion Rate (as defined below) multiplied by the number of shares of Series E Preferred Stock to be converted pursuant to this Section F(5)(a) by surrendering the certificate or certificates representing shares to be converted in the manner provided in Section F(5)(b) below. The "Conversion Rate" per share of Series E Preferred Stock shall be Two Hundred Eighty-Five (285) shares of common stock for each share of Series E Preferred Stock. If for any reason the Corporation has not paid any portion of the unpaid accrued or declared dividends on the shares of Series E Preferred Stock being converted, such dividends shall be converted into an additional number of shares of common stock determined by dividing the amount of the unpaid dividends by 3.5.

                               (b) (i) In order to exercise the optional
                        conversion privilege pursuant to Section F(5)(a) above, the holder of each share to be converted shall deliver to the Corporation during regular business hours, at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates representing the shares to be converted, duly endorsed or assigned in blank (or to the Corporation if so requested), accompanied by written notice stating that the holder elects to convert such shares. Unless the shares of common stock issuable upon conversion are to be issued in the same name as the name in which the shares of Series E Preferred Stock are registered, each share surrendered for conversion shall be accompanied by an instrument of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and by funds in an amount sufficient to pay any transfer or similar tax.

                        (ii) As promptly as practicable after the surrender by a
                     holder of the certificate or certificates representing shares in accordance with this Section F(5)(b), the Corporation shall issue and shall deliver to the holder a certificate or certificates for the number of full shares of common stock issuable upon the conversion of those shares in accordance with the provisions of this Section F(5), and a certificate representing any shares of Series E Preferred Stock that were represented by the certificate or certificates surrendered to the Corporation in connection with such conversion but were not converted. Any fractional interest in respect of a share of common stock arising out of such conversion shall be settled as provided in Section F(5)(c) below. The Corporation shall pay all expenses, taxes (other than stock transfer taxes) and other charges required to be paid by the Corporation in order to issue the shares of common stock pursuant to this Section F(5)(b).

                        (iii) Conversion shall be deemed to have been effected
                     with respect to conversion pursuant to Section F(5)(a) above, on the date on which all of the conditions specified in Section F(5)(b)(i) above have been satisfied (the "Series E Conversion Date"), and the person or persons in whose name or names any certificate or certificates for shares of common stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of common stock represented by those certificates on the Series E Conversion Date, unless the stock transfer books of the Corporation shall be closed on the Series E Conversion Date, in which case such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open. All shares of common stock delivered upon conversion of the

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

                     shares of Series E Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Series E Preferred Stock to be converted, such shares no longer shall be deemed to be outstanding and all rights of a holder with respect to the shares surrendered for conversion shall immediately terminate except the right to receive the common stock as provided herein.

                     (c) No fractional shares or securities representing
                  fractional shares of common stock shall be issued upon conversion of the shares of Series E Preferred Stock. Any fractional interest in a share of common stock resulting from conversion of a share shall be paid in cash (computed to the nearest cent) based upon the fair market value of a share of common stock on the Series E Conversion Date, as determined in good faith by the Board of Directors in the exercise of its reasonable business judgment.

                     (d) In the event the outstanding shares of common stock
                  shall be split, subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of common stock, and in the event that the Corporation shall issue shares of common stock by way of a stock dividend or other distribution to the holders of common stock, the number of shares of common stock into which each issued and outstanding share of Series E Preferred Stock shall be convertible immediately prior to such split, subdivision, stock dividend, combination or consolidation shall, concurrently with the effectiveness of such split, subdivision, stock dividend, combination or consolidation be increased or decreased proportionately.

                     (e) Subject to the notice requirements of this Section
                  F(5)(e), if the Corporation shall be a party to any transaction that involves any consolidation or merger of the Corporation with or into another corporation, or any sale of all or substantially all of the assets of the Corporation to another corporation, and which is effected in such a way that the holders of common stock shall be entitled to receive cash, stock, securities or other assets with respect to or in exchange for common stock, then the right to convert the shares of Series E Preferred Stock shall terminate at the close of business on the date as of which the holders of common stock of record shall be entitled to exchange their shares of common stock for cash, securities or other assets deliverable upon such consolidation, merger or sale of all or substantially all of the assets of the Corporation. In case the Corporation shall enter into any agreement or understanding or the Board of Directors shall adopt any resolution authorizing or proposing any transaction of the type described in this Section F(5)(e), then in any such event the Corporation promptly shall cause to be mailed, by registered or certified mail, postage prepaid, to the holders of shares of Series E Preferred Stock at each such holder's last address appearing on the records of the Corporation, twenty (20) days prior to the date on which the Corporation closes its books or takes a record for determining rights to vote with respect to any consolidation, merger or sale, a notice of such agreement, understanding or resolution stating the expected record date for determining holders of common stock entitled to exchange their shares with respect to a transaction described in this Section F(5)(e); provided, however, that the Corporation shall not be liable or responsible if the actual dates of any such events shall be different from the expected dates set forth in such notice.

                        (f) The Corporation shall at all times reserve and keep
                     available out of its authorized and unissued common stock, solely for the purpose of effecting the conversion of shares of Series E Preferred Stock, such number of shares of common stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series E Preferred Stock. The Corporation shall, from time to time, subject to and in accordance with applicable law, increase the authorized shares of common stock if at any time the number of authorized shares of common stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding shares of Series E Preferred Stock.

                     6. Negative Covenants.

                     The Corporation will not, by amendment of the Certificate
                  of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series E Preferred Stock against impairment.

                     7. Status.

                     In case any outstanding shares of Series E Preferred Stock shall be redeemed, the shares so redeemed shall be deemed to be permanently canceled and shall not resume the status of authorized but unissued shares of Series E Preferred Stock.

                  8. Ranking: Changes Affecting Series E.

                     (a) The Series E Preferred Stock shall, with respect to
                  dividend rights and rights on liquidation, winding up and dissolution, (i) rank senior to any of the Corporation's common stock, the Company's Series A, Series B, Series C and Series D Preferred Stock and any other class or series of stock of the Company which by its terms shall rank junior to the Series E Preferred Stock, and (ii) rank junior to any class or series of stock of the Company which by its terms shall rank senior to the Series E Preferred Stock.

                     (b) So long as any shares of Series E Preferred Stock are
                  outstanding, the Corporation shall not (i) alter or change any of the powers, preferences, privileges, or rights of the Series E Preferred Stock; or (ii) amend the provisions of this Section F(8); or (iii) authorize or issue any new class or series of shares having preferences prior to or being on a parity with the Series E Preferred Stock as to dividends or liquidations; in each case, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the outstanding shares of Series E Preferred Stock as to changes affecting the Series E Preferred Stock.

                                    ARTICLE V

         The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

                                   ARTICLE VI

         No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.